Exhibit 99.1

Axsome Therapeutics Secures $24 Million Growth Capital Loan Facility Led by Silicon Valley Bank

$46 million total raised in recent financings extends cash runway into at least 4Q 2021

Current financial position fully funds all five ongoing clinical trials

NEW YORK, March 6, 2019 (Globe Newswire) — Axsome Therapeutics, Inc. (NASDAQ: AXSM), a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders, has entered into a $24 million growth capital term loan facility with Silicon Valley Bank (SVB) and WestRiver Innovation Lending Fund. Axsome received $20 million at closing, and can draw the remaining $4 million tranche, at its option, subject to the achievement of positive results from the Company’s ongoing Phase 2 trial of AXS-12 in narcolepsy.

Axsome’s recent financings total $46 million, consisting of the initial $20 million from the growth capital term loan, and $26 million from the Company’s at-the-market equity financings completed in January. Combined, these financings extend the Company’s cash runway into at least the fourth quarter of 2021, based on current operating plans.

“This non-dilutive term loan complements our recently completed equity raises,” said Herriot Tabuteau, MD, Chief Executive Officer of Axsome. “Together, these financings extend our cash runway well beyond the data readouts for our five ongoing clinical trials, in five different CNS indications, expected over the next several quarters. With our strengthened balance sheet, we are well positioned to continue advancing our portfolio of novel and differentiated investigational medicines, with the goal of providing effective new treatments that address the needs of patients living with serious CNS disorders.”

The Company’s resulting financial position fully funds all of its ongoing clinical trials beyond completion:

•                  AXS-05

Treatment Resistant Depression: The STRIDE-1 study is a Phase 3, multicenter, randomized, double-blind, controlled trial to assess the efficacy and safety of AXS-05 in patients with treatment resistant depression. To date, 95% of the target number of subjects have been randomized in this trial, and topline results are now anticipated in the second quarter of 2019.

Alzheimer’s Disease Agitation: The ADVANCE-1 study is a Phase 2/3, multicenter, randomized, double-blind, controlled trial to evaluate the efficacy and safety of AXS-05 in patients with agitation associated with Alzheimer’s disease. To date, just over 40% of the target number of subjects have been randomized in this trial, and full topline results are anticipated in the first half of 2020.

Smoking Cessation: AXS-05 is being evaluated in a Phase 2, randomized, double-blind, controlled trial for smoking cessation treatment, that is being conducted under a research collaboration between Duke University and Axsome. To date, 95% of the target number of subjects have been randomized in this trial, and topline results are now anticipated in the second quarter of 2019.

•                  AXS-07

Migraine: The MOMENTUM study is a Phase 3, randomized, double-blind, multicenter, controlled trial to assess the efficacy and safety of AXS-07 in the acute treatment of migraine. Enrollment in this trial has recently been initiated, and topline results are anticipated in the first quarter of 2020.

•                  AXS-12

Narcolepsy: The CONCERT study is a Phase 2, double-blind, randomized, placebo-controlled, crossover, multicenter trial of AXS-12 in patients with narcolepsy. Enrollment in this trial has recently been initiated, and topline results are anticipated in the second quarter of 2019.

Under terms of the new growth capital term loan agreement, a portion of the proceeds will be used to repay the Company’s existing $5.6 million principal loan balance with SVB and the associated $0.85 million final payment. The new loan bears interest at an annual rate equal to the greater of (a) the prime rate plus 2.00% or (b) 7.50%. It matures in February 2023 and has an interest-only payment period of 12 months, which may be extended to 18 months upon the drawing of the second tranche. Axsome will issue warrants to purchase 70,000 shares of Axsome common stock, which will be earned based upon the usage of the facility. Additional details of the loan agreement, will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K.

About Axsome Therapeutics, Inc.

Axsome Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing novel therapies for the management of central nervous system (CNS) disorders for which there are limited treatment options. Axsome’s core CNS product candidate portfolio includes four clinical-stage candidates, AXS-05, AXS-07, AXS-09, and AXS-12. AXS-05 is currently in a Phase 3 trial in treatment resistant depression (TRD), a Phase 2/3 trial in agitation associated with Alzheimer’s disease (AD), a Phase 2 trial in Major Depressive Disorder (MDD), and a Phase 2 trial in smoking cessation. AXS-07 is currently in a Phase 3 trial for the acute treatment of migraine. AXS-12 is being developed for the treatment of the symptoms of narcolepsy. The Axsome Pain and Primary Care business unit (Axsome PPC) houses Axsome’s pain and primary care assets, including AXS-02 and AX-06, and intellectual property which covers these and related product candidates and molecules being developed by Axsome and others. AXS-02 is being developed for osteoporosis, the pain of knee osteoarthritis, and chronic low back pain. AXS-06 is being developed for osteoarthritis and rheumatoid arthritis. AXS-02, AXS-05, AXS-06, AXS-07, AXS-09, and AXS-12 are investigational drug products not approved by the FDA. For more information, please visit the Company’s website at axsome.com. The Company may occasionally disseminate material, nonpublic information on the company website.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for its current product candidates, including statements regarding the timing of initiation, interim analyses and completion of the trials, futility analyses and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; the Company’s ability to fund additional clinical trials to continue the advancement of its product candidates; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, its product candidates; the Company’s expected cash runway; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s product candidates, if approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Axsome Contact:

Mark Jacobson
Senior Vice President, Operations
Axsome Therapeutics, Inc.
25 Broadway, 9th Floor
New York, NY 10004
Tel: 212-332-3243
Email: mjacobson@axsome.com

www.axsome.com